Exhibit 3.3

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ATLAS LITHIUM CORPORATION

ARTICLE I

NAME

The name of the Corporation is Atlas Lithium Corporation (the “Corporation”).

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

PURPOSE

The Corporation may engage in any lawful act, activity or business for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

A. The total authorized capital stock of the Corporation shall consist of (i) Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. Except as otherwise provided by the Nevada Revised Statutes (the “NRS”), a record holder of Common Stock shall be entitled to one vote for each share of Common Stock so held. No holder of Common Stock shall have the right to cumulate votes. The holders of Common Stock shall not have any conversion, redemption or preemptive rights. The holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors of the Corporation (the “Board of Directors”) out of assets legally available therefor. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held.

C. The capital stock of the Corporation, after consideration for the issuance thereof has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, no stock issued as fully paid shall ever be assessable or assessed, and these articles of incorporation shall not be amended in this respect.

D. The Board of Directors is hereby vested, to the fullest extent permitted under the NRS, with the authority to designate from time to time, by duly adopted resolution(s) and the filing with the Nevada Secretary of State of a corresponding certificate of designation, one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any such resolution and certificate of designation prescribing a series of Preferred Stock must include a distinguishing designation for such series. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by the articles of incorporation, including the certificate of designation relating to such series of Preferred Stock, or the NRS. To the extent provided in the certificate of designation relating to a series of Preferred Stock, the board of directors may increase (but not above the total number of then authorized and undesignated shares of Preferred Stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series.

E. These Amended and Restated Articles of Incorporation, as amended from time to time, include the terms of the Corporation’s (i) Series A Convertible Preferred Stock as set forth in the Certificate of Designation filed in the office of the Nevada Secretary of State on December 18, 2012, as Document No. 20120848339-10 and (ii) Series D Convertible Preferred Stock as set forth in the Certificate of Designation filed in the office of the Nevada Secretary of State on September 15, 2021, as Document No. 20211755558, as the same have been and may be further amended, corrected or restated from time to time, which certificates of designation, as so amended, corrected or restated, as applicable, are hereby incorporated herein by this reference until such certificate of designations are withdrawn in accordance with the NRS.

ARTICLE V

GOVERNING BOARD

The members of the governing board of the Corporation are styled as directors. The board of directors shall be elected in such manner as shall be provided in the bylaws of the Corporation. The number of directors may be changed from time to time in such manner as provided in the bylaws of the Corporation.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

A. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

B. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as directors or officers of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

C. Any repeal or modification of this Article VI approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between this Article and any other article of the Corporation’s articles of incorporation, the terms and provisions of this Article shall control.

ARTICLE VII

MANDATORY FORUM FOR THE ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any action, suit or proceeding, whether civil, administrative or investigative, and including any claim or counterclaim (each, an “Action”): (a) against the Corporation or any of its directors or officers that (i) asserts a cause of action under the laws of the United States, (ii) could be properly commenced in either a federal forum or a forum of the State of Nevada or any other state, and (iii) is brought by or in the name or on behalf of (A) the Corporation, (B) any stockholder of the Corporation, or (C) any subscriber for, or purchaser or offeree of, any shares of the capital stock or other securities of the Corporation; and (b) brought in the name or right of the Corporation or on its behalf that asserts a cause of action (i) for or based upon any breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation in such capacity to the Corporation or the Corporation’s stockholders, (ii) arising under, or to interpret, apply, enforce or determine the validity of, any provision of the Corporation’s articles of incorporation or bylaws or the applicable provisions of the NRS (including, without limitation, NRS Chapters 75, 78 and 92A), or (iii) governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the sole and exclusive forum for such Action and in the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.

ARTICLE VIII

INAPPLICABILITY OF NEVADA COMBINATIONS STATUTES

At such time, if any, as the Corporation becomes a “resident domestic corporation” (as defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

ARTICLE IX

SPECIAL PROVISIONS REGARDING DISTRIBUTIONS

Notwithstanding anything to the contrary in the articles of incorporation or the bylaws of the corporation, the corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

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